Exhibit 2.2

March 7, 2019

Capital Product Partners L.P.

3, Iassonos Street,

18537 Piraeus, Greece

Attention: Gerasimos Kalogiratos

Reference is made to the Transaction Agreement (the “Agreement”), dated November 27, 2018, by and among DSS Holdings L.P., a limited partnership organized under the laws of the Cayman Islands (“Dispatch”), Capital Product Partners L.P., a Marshall Islands limited partnership (“Citadel”), and the other parties named therein. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Agreement. As Section 11.06 of the Agreement permits the Parties to amend or waive provisions of the Agreement in writing:

1.       Each of Citadel and Dispatch hereby waives the obligation of the other Party under Paragraphs (e) and (f) of Exhibit D to the Agreement to deliver the updated Dispatch Illustrative Example and the updated SpinCo Illustrative Example, as applicable, to it by February 20, 2019.

2.       Pursuant to Section 4.01(c) of the Agreement, the Lockbox Date will be 11:59 p.m. local time on a date agreed to by Citadel and Dispatch. Citadel and Dispatch agree that such Lockbox Date is 11:59 p.m. local time on February 20, 2019.

3.       Pursuant to Paragraphs (e) and (f) of Exhibit D to the Agreement, each of Dispatch and Citadel is obligated to prepare and submit to the other Party the Dispatch Net Debt Statement and the Adjusted SpinCo Working Capital Statement, as applicable, within five Business Days following the Lockbox Date. Dispatch and Citadel agree that each of the Dispatch Net Debt Statement and the Adjusted SpinCo Working Capital Statement will be delivered to the applicable Party on or before March 1, 2019.

4.       Pursuant to Section 1.09(b) of the Agreement, Citadel is obligated to prepare and deliver to Dispatch the Estimated Lockbox Amount, together with reasonable documentary support, at least five Business Days prior to the Closing Date. Citadel and Dispatch agree that Citadel will prepare and deliver such Estimated Lockbox Amount to Dispatch, together with reasonable documentary support, on or before March 1, 2019.

5.       Pursuant to Paragraph (g) of Exhibit D to the Agreement, the Receiving Party has five Business Days following its receipt of a proposed statement from the Submitting Party to deliver an Objection Notice (such period, the “Statement Objection Period”). Dispatch and Citadel agree that the Statement Objection Period is hereby amended to begin on the Receiving Party’s receipt of the applicable proposed statement and to terminate on March 1, 2019.

6.       Pursuant to Paragraph (a)(2) of Exhibit E to the Agreement, each relevant Party will deliver to both Dispatch and Citadel a Shipmaster and Chief Engineer Certificate with respect to each of such Party’s Vessels on or before the Business Day following the Lockbox Date. Dispatch and Citadel agree that such Shipmaster and Chief Engineer Certificates will be delivered on or before February 25, 2019.

7.       Pursuant to Paragraph 9(a) of Exhibit J to the Agreement, each relevant Party will provide to the other Party an In-Progress Spot Voyages Statement within two Business Days following the Lockbox Date. Citadel and Dispatch agree that such In-Progress Spot Voyages Statements will be delivered on or before February 28, 2019.

8.       Dispatch and Citadel agree that Exhibit B to the Agreement is hereby amended and restated in its entirety as set forth on Annex I attached hereto.

9.       Dispatch and Citadel agree that Citadel will, or will cause SpinCo to, maintain books and records for the period beginning on the Lockbox Date and ending on the Closing Date which distinguish the SpinCo Assets, SpinCo Liabilities and SpinCo Business from the other assets, liabilities, properties and business of Citadel.

Except as otherwise provided and agreed to herein, all provisions of the Agreement will remain in full force and effect and the waivers granted hereunder will not constitute a waiver of any other rights of the Parties under the Agreement.

To the extent applicable, the provision of Article XI of the Agreement are hereby incorporated by reference. From and after the date of this letter agreement, any reference to the Agreement shall be deemed to mean the Agreement as amended hereby and as the same may be further amended, modified or supplemented in accordance with the terms thereof.

If you are in agreement with the foregoing, please return an executed copy of this letter agreement to my attention.

Sincerely,

DSS HOLDINGS L.P.
By: DSS Holdings GP Limited, its General Partner

By:	/s/ Craig H. Stevenson Jr.
Name: Craig H. Stevenson Jr.
Title: President

cc:
Jones Day
Sullivan & Cromwell LLP

Agreed and accepted as of the date written above:

CAPITAL PRODUCT PARTNERS L.P.
By: Capital GP L.L.C., its General Partner

By:	/s/ Gerasimos Kalogiratos
Name: Gerasimos Kalogiratos
Title: Authorized Signatory

Annex I

EXHIBIT B

DISPATCH VESSELS

Part 1: dispatch vessels

part 2: existing dispatch charters

Name	Owner	Charter	Ship Manager	IMO No.	Flag	Official No.	Registry Date	Type	Keel Laid Date	Delivery Date	Ship- builder	Length (m)	Breadth (m)	Depth (m)	Capacity (dwt)	Gross Tonnage (ton)	Net Tonnage (ton)	Class	Classifi- cation Society
ATLANTIC BREEZE	CVI Atlantic Breeze, LLC	Spot Trading	Diamond Anglo Ship Manage- ment Pte Ltd.[1]	9360336	HK	HK-1964	2007-08-30	Oil/ Chemical Tanker	2007- 04-12	2007- 08-30	Hyundai Mipo Dockyard Co. Ltd.	175.560	32.200	18.800	49,999	29,266	13,134	0762591	Korean Register of Shipping
ATLANTIC FRONTIER	Heroic Gaea Inc.	Spot Trading	DASM	9332303	HK	HK-2021	2007-12-17	Oil/ Chemical Tanker	2007- 08-13	2007- 12-17	Hyundai Mipo Dockyard Co. Ltd.	175.560	32.200	18.800	49,999	29,266	13,134	0763139	Korean Register of Shipping
ATLANTIC GEMINI	Heroic Uranus Inc.	Spot Trading	DASM	9332315	HK	HK-2063	2008-01-10	Oil/ Chemical Tanker	2007- 09-10	2008- 01-10	Hyundai Mipo Dockyard Co. Ltd.	175.560	32.200	18.800	49,999	29,266	13,134	0863289	Korean Register of Shipping
ATLANTIC STAR	Heroic Hercules Inc.	Spot Trading	DASM	9337523	HK	HK-2100	2008-03-25	Oil/ Chemical Tanker	2007- 11-22	2008- 03-25	Hyundai Mipo Dockyard Co. Ltd.	175.560	32.200	18.800	49,999	29,266	13,134	0863837	Korean Register of Shipping
ATLANTIC GRACE	Heroic Hera Inc.	Spot Trading	DASM	9337511	HK	HK-2101	2008-02-25	Oil/ Chemical Tanker	2007- 10-26	2008- 02-25	Hyundai Mipo Dockyard Co. Ltd.	175.560	32.200	18.800	49,999	29,266	13,134	0863644	Korean Register of Shipping
ALPINE MATHILDE	Heroic Serena Inc.	Spot Trading	DASM	9380506	HK	HK-2124	2008-04-01	Oil/ Chemical Tanker	2007- 12-10	2008- 04-01	Hyundai Mipo Dockyard Co. Ltd.	175.560	32.200	18.800	49,999	29,266	13,134	0863977	Korean Register of Shipping
HIGH SATURN	Heroic Rhea Inc.	Spot Trading	DASM	9366263	HK	HK-2125	2008-04-10	Oil/ Chemical Tanker	2007- 12-20	2008- 04-10	STX Shipbuilding Co., Ltd.	175.380	32.200	19.100	51,528	29,733	13,661	0864102	Korean Register of Shipping
HIGH MARS	Heroic Virgo Inc.	Spot Trading	DASM	9366275	HK	HK-2131	2008-04-25	Oil/ Chemical Tanker	2008- 01-14	2008- 04-25	STX Shipbuilding Co., Ltd.	175.380	32.200	19.100	51,542	29,733	13,661	0864191	Korean Register of Shipping

1 Note: Hereinafter referred to as “DASM.”

Name	Owner	Charter	Ship Manager	IMO No.	Flag	Official No.	Registry Date	Type	Keel Laid Date	Delivery Date	Ship- builder	Length (m)	Breadth (m)	Depth (m)	Capacity (dwt)	Gross Tonnage (ton)	Net Tonnage (ton)	Class	Classifi- cation Society
ATLANTIC AQUARIUS	Heroic Aquarius Inc.	Spot Trading	Executive Ship Manage- ment Pte Ltd.[2]	9381756	HK	HK-2132	2008-05-02	Oil/ Chemical Tanker	2008- 01-04	2008- 05-02	Hyundai Mipo Dockyard Co. Ltd.	175.560	32.200	18.800	49,999	29,266	13,129	08176348	American Bureau of Shipping
ATLANTIC LEO	Heroic Leo Inc.	Spot Trading	ESM	9381768	HK	HK-2133	2008-06-04	Oil/ Chemical Tanker	2008- 01-31	2008- 06-04	Hyundai Mipo Dockyard Co. Ltd.	175.560	32.200	18.800	49,999	29,266	13,129	08176349	American Bureau of Shipping
ALPINE MADELEINE	Heroic Avenir Inc.	Spot Trading	DASM	9380518	HK	HK-2172	2008-07-10	Oil/ Chemical Tanker	2008- 03-13	2008- 07-10	Hyundai Mipo Dockyard Co. Ltd.	175,560	32.200	18.800	49,999	29,266	13,134	0864679	Korean Register of Shipping
HIGH MERCURY	Heroic Pegasus Inc.	Spot Trading	DASM	9366287	HK	HK-2173	2008-07-18	Oil/ Chemical Tanker	2008- 03-27	2008- 07-18	STX Offshore & Shipbuilding Co., Ltd.	175.380	32.200	19.100	51,502	29,733	13,661	0864744	Korean Register of Shipping
ATLANTIC LILY	Heroic Libra Inc.	Spot Trading	DASM	9354894	HK	HK-2196	2008-07-31	Oil/ Chemical Tanker	2008- 04-04	2008- 07-31	Hyundai Mipo Dockyard Co. Ltd.	175.560	32.200	18.800	49,999	29,266	13.134	0864863	Korean Register of Shipping
ATLANTIC ROSE	Heroic Sagittarius Inc.	Spot Trading	DASM	9354911	HK	HK-2197	2008-09-11	Oil/ Chemical Tanker	2008- 05-19	2008- 09-11	Hyundai Mipo Dockyard Co. Ltd.	175.560	32.200	18.800	49,999	29,266	13,134	0865093	Korean Register of Shipping
ATLANTIC OLIVE	Heroic Pisces Inc.	Spot Trading	DASM	9354909	HK	HK-2198	2008-08-13	Oil/ Chemical Tanker	2008- 04-04	2008- 08-13	Hyundai Mipo Dockyard Co. Ltd.	175.560	32.200	18.800	49,999	29,266	13,134	0864877	Korean Register of Shipping
HIGH JUPITER	Heroic Andromeda Inc.	Spot Trading	ESM	9366299	HK	HK-2233	2008-10-15	Oil/ Chemical Tanker	2008- 6-11	2008- 10-15	STX Shipbuilding Co., Ltd.	175.380	32.200	19.100	51,528	29,733	13,661	0865176	Korean Register of Shipping
ALPINE MIA	White Hydrangea Shipping S.A.	Spot Trading	DASM	9391426	HK	HK-2269	2008-12-03	Oil/ Chemical Tanker	2008- 07-21	2008- 12-03	Hyundai Mipo Dockyard Co. Ltd.	175.560	32.200	18.800	49,999	29,266	13,134	0865747	Korean Register of Shipping
ATLANTIC TITAN	Heroic Scorpio Inc.	Spot Trading	DASM	9360324	HK	HK-2282	2008-11-11	Oil/ Chemical Tanker	2008- 07-23	2008- 11-11	Hyundai Mipo Dockyard Co. Ltd.	175.560	32.200	18.800	49,999	29,266	13,134	0865579	Korean Register of Shipping

2 Note: Hereinafter referred to as “ESM.”

Name	Owner	Charter	Ship Manager	IMO No.	Flag	Official No.	Registry Date	Type	Keel Laid Date	Delivery Date	Ship- builder	Length (m)	Breadth (m)	Depth (m)	Capacity (dwt)	Gross Tonnage (ton)	Net Tonnage (ton)	Class	Classifi- cation Society
ALPINE MOMENT	White Boxwood Shipping S.A.	Spot Trading	ESM	9391438	HK	HK-2324	2009-01-30	Oil/ Chemical Tanker	2008- 09-08	2009- 01-30	Hyundai Mipo Dockyard Co. Ltd.	175.560	32.200	18.800	49,999	29,266	13,134	0965883	Korean Register of Shipping
ATLANTIC MUSE	Heroic Hydra Inc.	HMM TC until Feb 2019 +/- 30d	Fleet Manage- ment Limited[3]	9374301	HK	HK-2353	2009-02-26	Oil/ Chemical Tanker	2008- 11-10	2009- 02-26	STX Shipbuilding Co., Ltd.	175.380	32.200	19.100	51,000	29,733	13,661	0966344	Korean Register of Shipping
ATLANTIC POLARIS	Heroic Hologium Inc.	Spot Trading	DASM	9392779	HK	HK-2359	2009-03-11	Oil/ Chemical Tanker	2008- 11-11	2009- 03-16	Hyundai Mipo Dockyard Co. Ltd.	175.560	32.200	18.800	49,999	29,266	13.129	09177575	American Bureau of Shipping
AEGEAN WAVE	Heroic Tucana Inc.	Spot Trading	Executive Shipping Services (HK) Ltd.[4]	9387920	HK	HK-2424	2009-08-11	Oil/ Chemical Tanker	2009- 04-07	2009- 08-11	STX Offshore & Shipbuilding Co., Ltd.	175.380	32.200	19.100	51,510	29,733	13,661	0967531	Korean Register of Shipping
ADRIATIC WAVE	Heroic Scutum Inc.	Spot Trading	ESM	9387918	HK	HK-2425	2009-7-29	Oil/ Chemical Tanker	2009- 04-07	2009- 07-29	STX Offshore & Shipbuild-ing Co., Ltd.	175.380	32.200	19.100	51,549	29,733	13,661	0967455	Korean Register of Shipping
ATLANTIC MIRAGE	Heroic Octans Inc.	HMM TC until Jul 2019 +/- 30d	FM	9387138	HK	HK-2447	2009-07-20	Oil/ Chemical Tanker	2009- 03-28	2009- 07-20	STX Offshore & Shipbuilding Co., Ltd.	175.380	32.300	19.100	51,476	29,733	13,661	0967356	Korean Register of Shipping
PACIFIC JEWEL	Heroic Auriga Inc.	HMM TC until Jul 2019 +/- 30d)	FM	9413779	HK	HK-2448	2009-07-14	Oil Tanker	2008- 10-03	2009- 07-14	Iwagi Zosen Co., Ltd.	173.470	32.200	19.050	48,012	28,754	12,610	0967239	Korean Register of Shipping
ATLANTIC PISCES	Heroic Lyra Inc.	Spot Trading	DASM	9392781	HK	HK-2462	2009-07-20	Oil/ Chemical Tanker	2009- 03-13	2009- 07-20	Hyundai Mipo Dockyard Co. Ltd.	175.560	32.200	18.800	49,999	29,266	13,129	09177576	American Bureau of Shipping
ALPINE MYSTERY	Heroic Perseus Inc.	Maersk Tankers 3+3+4m. Dely. Oct 2018	ESM	9392808	HK	HK-2477	2009-09-15	Oil/ Chemical Tanker	2009- 05-18	2009- 09-15	Hyundai Mipo Dockyard Co. Ltd.	175.560	32.200	18.800	49,999	29,266	13,134	0967777	Korean Register of Shipping
ALPINE MELINA	Heroic Equuleus Inc.	Spot Trading	DASM	9387944	HK	HK-2668	2010-03-24	Oil/ Chemical Tanker	2009- 05-15	2010- 03-24	STX Offshore & Shipbuilding Co., Ltd.	175.380	32.200	19.100	51,483	29,733	13,661	1069286	Korean Register of Shipping

3 Note: Hereinafter referred to as “FM.”

4 Note: Hereinafter referred to as “ESM HK.”

Name	Owner	Charter	Ship Manager	IMO No.	Flag	Official No.	Registry Date	Type	Keel Laid Date	Delivery Date	Ship- builder	Length (m)	Breadth (m)	Depth (m)	Capacity (dwt)	Gross Tonnage (ton)	Net Tonnage (ton)	Class	Classifi- cation Society
ALPINE MAYA	Heroic Corona Borealis Inc.	Spot Trading	DASM	9387932	HK	HK-2669	2010-03-18	Oil/ Chemical Tanker	2009- 05-08	2010- 03-18	STX Offshore & Shipbuilding Co., Ltd.	175.380	32.200	19.100	51,501	29,733	13,661	1069277	Korean Register of Shipping
SAN SABA	DSS 1 LLC	ST Shipping 50-120d. Dely. Oct 2018.	DASM	9593426	MI	4027	2012-12-11	Oil Tanker	2011- 12-30	2012- 06-05	Hyundai Heavy Industries Co., Ltd.	265.16	48.00	23.10	159,018	81,346	52,264	12224230	American Bureau of Shipping
RIO GRANDE	DSS 2 LLC	ST Shipping 50-120d. Dely. Oct 2018.	DASM	9593438	MI	4028	2012-12-11	Oil Tanker	2011- 12-30	2012- 07-03	Hyundai Heavy Industries Co., Ltd.	265.16	48.00	23.10	159,056	81,346	52,264	12224231	American Bureau of Shipping
RED	DSS 5 LLC	Trafigura 60-120d. Dely. Sep 2018.	DASM	9596973	MI	4029	2013-04-18	Oil Tanker	2011- 12-21	2012- 10-04	Hyundai Heavy Industries Co., Ltd.	265.16	48.00	23.10	159,068	81,346	52,264	12225145	American Bureau of Shipping
FRIO	DSS 6 LLC	Trafigura 40-90d. Dely. Oct 2018.	DASM	9596985	MI	4030	2013-07-01	Oil Tanker	2011- 12-30	2012- 12-04	Hyundai Heavy Industries Co., Ltd.	265.16	48.00	23.10	159,000	81,346	52,264	12225146	American Bureau of Shipping
BRAZOS	DSS A LLC	Trafigura 60-120d. Dely. Oct 2018.	DASM	9594731	MI	4031	2012-09-10	Oil Tanker	2011- 08-09	2012- 01-03	Samsung Heavy Industries Co., Ltd.	265.30	48.00	23.20	158,537	81,341	51,270	12224225	American Bureau of Shipping
PECOS	DSS B LLC	P66 90-180d. Dely. Jun 2018.	DASM	9594743	MI	4032	2012-08-27	Oil Tanker	2011- 11-24	2012- 04-18	Samsung Heavy Industries Co., Ltd.	265.30	48.00	23.20	158,465	81,341	51,270	12224226	American Bureau of Shipping
SABINE	DSS C LLC	Spot Trading	DASM	9594755	MI	4033	2012-12-27	Oil Tanker	2011- 12-07	2012- 07-02	Samsung Heavy Industries Co., Ltd.	265.30	48.00	23.20	158,493	81,341	51,270	12224227	American Bureau of Shipping
COLORADO	DSS D LLC	Trafigura 60-120d. Dely. Oct 2018.	DASM	9594767	MI	4034	2013-04-05	Oil Tanker	2011- 12-27	2012- 11-09	Samsung Heavy Industries Co., Ltd.	265.30	48.00	23.20	158,615	81,341	51,270	12224228	American Bureau of Shipping
TRINITY	DSS 7 LLC	Spot Trading	DASM	9730361	MI	6699	2016-10-10	Oil Tanker	2015- 10-12	2016- 03-29	Hyundai Samho Heavy Industries	263.60	48.00	23.10	158,734	81,360	52,239	16256880	American Bureau of Shipping

Name	Owner	Charter	Ship Manager	IMO No.	Flag	Official No.	Registry Date	Type	Keel Laid Date	Delivery Date	Ship- builder	Length (m)	Breadth (m)	Depth (m)	Capacity (dwt)	Gross Tonnage (ton)	Net Tonnage (ton)	Class	Classifi- cation Society
SAN JACINTO	DSS 8 LLC	Trafigura 60-120d. Dely. Sep 2018.	DASM	9730373	MI	6700	2016-10-12	Oil Tanker	2015- 12-18	2016- 06-22	Hyundai Samho Heavy Industries	263.60	48.00	23.10	158,658	81,360	52,239	16256881	American Bureau of Shipping
LOIRE	NT Suez One LLC	Spot Trading	DASM	9761516	MI	6701	2017-07-07	Oil Tanker	2015- 12-22	2016- 10-14	New Times Shipbuilding Co., Ltd.	270.54	47.99	23.20	157,463	82,515	52,092	16270362	American Bureau of Shipping
NAMSEN	NT Suez Two LLC	Spot Trading	DASM	9761528	MI	6702	2017-07-05	Oil Tanker	2015- 12-22	2016- 11-18	New Times Shipbuilding Co., Ltd.	270.54	48.00	23.20	157,542	82,515	52,097	16270568	American Bureau of Shipping
CITRON	CVI Citron, LLC	Spot Trading	DASM	9380362	HK	HK-4672	2016-09-12	Oil/ Chemical Tanker	2007- 07-16	2007- 11-19	Hyundai Mipo Dockyard Co. Ltd.	175.550	32.200	18.800	49,999	29,295	13,205	07268967	American Bureau of Shipping
CITRUS	DSS Citrus LLC	Spot Trading	DASM	9380374	MI	7596	2018-07-04	Oil/ Chemical Tanker	2008- 01-31	2008- 06-02	Hyundai Mipo Dockyard Co. Ltd.	175.55	32.20	18.80	49,999	29,295	13,205	08268968	American Bureau of Shipping

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